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                                                                    Exhibit 11.1

                                   [MAAX LOGO]
                                     MAAX(R)



                            CODE OF ETHICAL PRACTICES



                            A CODE AIMED AT ENSURING
                             INTEGRITY, OBJECTIVITY
                                AND IMPARTIALITY



                                   05/02/2005

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                                TABLE OF CONTENTS

MESSAGE FROM MAAX PRESIDENT AND CHIEF EXECUTIVE OFFICER.......................3

I.     MAAX MISSION STATEMENT.................................................4

II.    OBJECTIVES OF THE CODE OF ETHICAL PRACTICES............................4

III.   SCOPE OF APPLICATION...................................................4

IV.    INTERPRETATION.........................................................4

V.     GUIDING PRINCIPLES.....................................................5
       A) Respect for Fundamental Principles..................................5
       B) Respect for the Law, Policies and Procedures........................5
       C) Employee Relations..................................................6
       D) Respect for Clients.................................................6
       E) Respect for Confidentiality.........................................6
       F) Respect for the Organization........................................7
       G) Respect for Health, Safety and Environment..........................7
       H) Communication of Corporate Information..............................7
       I) Protection and Proper Use of Company's Assets.......................8
       J) Protection of Computerized Data.....................................8
       K) Conflicts of Interest...............................................9
       L) Monetary Compensation, Gratuities and Other Privileges..............9
       M) Accounting Registers and Documents.................................10

VI.      SANCTIONS...........................................................10

VII.     INFORMATION REQUESTS/WHISTLEBLOWING SERVICE.........................10

VIII.    EMPLOYEE ATTESTATION AND COMMITTMENT................................12

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                                MESSAGE FROM THE
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear employee,

We believe our employees are our most valuable and powerful assets. We must provide and continually nurture an environment of growth, opportunity, responsibility, conviction and determination to succeed. Accordingly, MAAX is committed to adopting the highest standards of honesty and ethical conduct in all aspects of its business affairs. This Code of Ethical Practices was developed to help MAAX employees and directors clearly understand and apply these principles, and aims to ensure that the reputation for integrity and honesty that MAAX has established over the years in the business world and community is maintained and protected. It is important that everyone at MAAX read and abide by the foregoing, which provides the essential guiding principles that reflect the philosophy and spirit MAAX embraces.

Sincerely,

Andre Heroux
President and Chief Executive Officer

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I.     MAAX MISSION STATEMENT

       MAAX's mission is to proactively fulfil the needs of the bath, kitchen and spa markets by designing, manufacturing and distributing innovative cabinets, spas and bathroom products to its customers.

       We will become the leader by leveraging our market knowledge and technical expertise and by developing and offering value-added, differentiated, profitable products and services to delight our customers and end-users, resulting in strong business relationships and customer loyalty.

II.    OBJECTIVES OF THE CODE OF ETHICAL PRACTICES

       The objectives of this Code of Ethical Practices are to protect and maintain the integrity, objectivity and impartiality that characterize MAAX, to deter wrongdoing and to promote:

       (1) Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

       (2) Full, fair, accurate, timely, and understandable disclosure in reports and documents that MAAX files with, or submits to, regulatory agencies and in its other public communications;

       (3) Compliance with applicable governmental laws, rules and regulations;

       (4)    Prompt internal reporting of violations of this Code; and

       (5)    Accountability for adherence to this Code.

III.   SCOPE OF APPLICATION

       This Code applies to all employees of MAAX, as this term is defined hereafter. It is not intended to be exhaustive, and is completed by handbooks, practices, regulations, rules and agreements governing the employees and by the Law. It does not limit or restrain MAAX management and supervision rights. No waiver of any portion of this Code may be granted to anyone.

IV.    INTERPRETATION

       In all cases where the context of this Code requires or permits same, the singular shall include the plural and the masculine shall include the feminine. This Code contains certain technical and legal terms, which are defined as follows:



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       MAAX

       The MAAX group of companies in its entirety, including MAAX Holdings, Inc., Beauceland Corporation, MAAX Corporation, as well as affiliates directly or indirectly under their control.

       EMPLOYEE(S)

       All MAAX personnel, at all levels, including, without limitation, its directors, officers, external members of committees formed by MAAX from time to time, any other person earning wages, salary, or commissions from MAAX, including, for the purpose of the foregoing only, external sales agencies.

       CONFLICTS OF INTEREST

       A situation that, directly or indirectly, leads an employee to favour his or her personal interests, business interests, or the interests of a third party, and which situation is detrimental to the interests of MAAX. This includes any situation that is likely to affect an employee's loyalty or judgement with regard to MAAX. A conflict of interest may be real or apparent.

       PERSONAL INFORMATION

       All information regarding a physical person or associate thereof, whether a MAAX employee, client or third party.

       CONFIDENTIAL INFORMATION

       All information not known or divulged to the public regarding MAAX, including, without limitation, its employees, clients, shareholders, suppliers, operations, technologies, manufacturing processes, products, and systems.

       Without restricting the application of the preceding paragraph, all MAAX registers, internal reports, procedures, documents, business plans, strategies, processes and personal information are confidential information.

       SENIOR OFFICER

       President and Chief Executive Officer, Chief Financial Officer and other members of the Executive Committee of MAAX Corporation.

V.     GUIDING PRINCIPLES

A)     RESPECT FOR FUNDAMENTAL PRINCIPLES

       Employees must, in carrying out their functions, respect the principles of honesty and integrity as related to basic human rights based on equality, non-discrimination and the preservation of personal privacy and the good reputation of others.

B)     RESPECT FOR THE LAW, POLICIES AND PROCEDURES

       MAAX must, at all times, effectuate its operations in compliance with existing legislation and regulations (the "Law") applicable to its activities, both in the United States, Canada and elsewhere. Employees may not, directly or indirectly,

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       contravene existing legislation and must abstain from any action or voluntary omission that may result in a departure from the Law.

       This Code, as well as the overall regulations, policies and procedures enforced within MAAX must all be respected. Further, different activity sectors may have specific regulations that affect the employees within that sector. Employees are responsible for being aware of any specific rules affecting their functions.

       Employees who are aware of any irregular situation or occurrence that could constitute an infraction of the Law, or of the foregoing, or of MAAX internal policies, must immediately notify MAAX pursuant to Section VII hereof.

C)     EMPLOYEE RELATIONS

       MAAX encourages the personal development of its employees.

       MAAX advocates transparent communication to its employees of any important decisions (other than confidential or personal information).

       MAAX encourages a harmonious work environment for its employees, respectful of the Law, and free of harassment and discrimination.

D)     RESPECT FOR OUR CLIENTS

       Client relations are based on the fundamental principles of honesty, credibility and mutual trust. Employees are therefore expected to act with integrity, diligence and competence in respect of these principles.

       Employees may not enter into agreement with any competitor concerning prices to be charged to any client or group of clients, any other terms or conditions of sales, or costs or profits in connection with any transaction.

       MAAX policy calls for honest and complete disclosure with regard to all client transactions, prices, and terms and conditions related to its products and services. All advertising must be accurate and clear. MAAX employees are responsible for respecting these principles in their relations with clients.

E)     RESPECT FOR CONFIDENTIALITY

       Employees must not reveal confidential information or personal information which they have become aware of through their duties to any other party, including employees whose duties do not require such knowledge, unless disclosure of said information is required by Law, court order or expressly authorized by a senior officer.

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       Employees must take appropriate measures to respect confidential information and personal information acquired or used in exercising their duties, notably, without limitation to the generality of the preceding paragraph, by:

       * not letting in public view, or in the view of other employees not directly concerned, files and documents containing confidential information or personal information;

       * not discussing publicly the business affairs of MAAX in a manner that may compromise confidential information or personal information;

       * taking appropriate measures to properly dispose of documents containing confidential information or personal information (shredding, archiving, etc.) in accordance with the Law.

       The obligations mentioned under this section continue to apply even after an employee no longer works for MAAX, during a reasonable period of time.

       Employees dealing with consultants and suppliers of MAAX must ensure that they respect the confidential information or personal information given to them, in accordance with the Law.

F)     RESPECT FOR THE ORGANIZATION

       Employees must abstain from making any declaration or acting in a way that would discredit the quality of MAAX services and products, or would tarnish the image or reputation of MAAX vis-a-vis its clients or the general public.

       Employees must not participate, directly or indirectly, in any activity that could compromise the interests, image or reputation of MAAX.

       Employees who are aware of illegal or fraudulent acts, or who have knowledge of declarations, circumstances, facts, or actions that may undermine the interests or integrity of MAAX, or any other breach of the foregoing, are responsible for notifying MAAX pursuant to Section VII hereof.

G)     RESPECT FOR HEALTH, SAFETY AND ENVIRONMENT

       The protection of MAAX's employees, customers, communities and the environment is MAAX's highest priority. MAAX is committed to achieve excellence in these areas and expect all employees to conduct business in accordance with this commitment.



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H)     COMMUNICATION OF CORPORATE INFORMATION

       All public communications must be made through or approved by a senior officer. All public communications containing information of a financial nature must be approved by the President and Chief Executive Officer of MAAX Corporation and the Executive Vice President and Chief Financial Officer of MAAX Corporation. Any public release of corporate information is subject to the following rules and procedures:

       * All release of information must include full, fair, accurate, timely and understandable disclosure;

       * All negative information must be provided in its entirety and released just as quickly as positive information.

       It is the policy of MAAX to make sure that identical information is disclosed concurrently to all financial analysts appointed to follow its activities in accordance with Regulation Fair Disclosure.

       The persons authorized to communicate with financial analysts are the President and Chief Executive Officer, and Chief Financial Officer of MAAX Corporation.

       Those persons shall not, under any circumstance:

       *      attempt to change or influence the recommendations of an analyst;

       * attempt to correct or change an analyst's report - unless there are factual errors; or

       * favour analysts to the detriment of the general public, both in terms of the contents of the information disclosed and the time information is diffused.

       Information disclosed to financial analysts must be consistent, regardless of its source and regardless of its nature.

I)     PROTECTION AND PROPER USE OF COMPANY'S ASSETS

       All Company's assets, including all technology that is made available to the Company's users, should be used for legitimate business purposes. Employees are expected to protect the Company' assets and ensure their efficient use.

J)     PROTECTION OF COMPUTERIZED DATA

       Computerized data represents a significant asset at MAAX, essential to assuring its competitive position within the market place.

       Employees who use or who have access to computerized data must ensure that they respect the confidential nature of that information at all times. Employees should not disclose their systems access password to other employees or parties.

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       Employees who are aware of a breach of computer security or an unauthorized attempt to access MAAX computer systems must immediately inform MAAX pursuant to Section VII hereof.

       All software used by the corporation is the property of MAAX and may not be copied, in part or in whole.

K)     CONFLICTS OF INTEREST

       Employees are responsible for taking appropriate measures to prevent any real or potential conflict of interest.

       Notably, it is forbidden to:

       * disclose or use confidential information or personal information acquired while performing one's duties to gain personal advantage or to advantage a third party. This obligation extends beyond cessation of employment with MAAX;

       * profit from a situation or a position to obtain unfair personal advantage or unfair advantage for a third party;

       * influence or attempt to influence MAAX negotiations or transactions to draw personal advantage or advantage for a third party;

       *      unduly privilege or favour certain clients or suppliers;

       * take any action to compete against MAAX or that may favour a competitor;

       * effectuate work for oneself or for a third party during MAAX work hours;

       * hold outside responsibilities, such as a secondary employment, that may impair the effective performance of one's duties towards MAAX; and

       * being in a situation where family or personal relationship may impair one's loyalty to MAAX.

       Employees who find themselves in a real or potential conflict of interest situation, or are aware of the same involving another employee must immediately inform MAAX pursuant to Section VII hereof.

L)     MONETARY COMPENSATION, GRATUITIES AND OTHER PRIVILEGES

       With the exception of casual entertainment or gifts of minimal value consistent with accepted business practices, employees are forbidden from soliciting, accepting or offering for their own personal advantage or that of other persons involved in carrying out their functions, monetary compensation, gratuities, commissions or any other advantages, whatever they may be. Employees must

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       inform MAAX pursuant to Section VII hereof of all acts of this nature committed by other employees, clients, suppliers or third parties.

       Employees must not behave in a manner that would lead one to believe that they would accept any of the privileges mentioned in the above paragraph.

M)     ACCOUNTING REGISTERS AND DOCUMENTS

       All MAAX books, records, registers, accounting ledgers, reports, payables, employee expenses and other documentation must show a complete and accurate record of all transactions effectuated, and be compliant with generally accepted accounting principles. It is therefore forbidden for all employees to falsify documents or omit any pertinent information, which could affect the accuracy of a report and/or establish false or erroneous reports, and/or produce false declarations. These documents should never be destroyed in a manner contrary to the Law.

       Any employee who has knowledge of an error, omission, or falsification of an entry in the ledgers, registers, financial statements or any other MAAX documentation must immediately inform MAAX pursuant to Section VII hereof.

VI.    SANCTIONS

       MAAX will take all reasonable steps to respond appropriately, promptly and consistently to violations of this Code. This may include disciplinary action up to and including termination of employment, contract termination or other legal action.

VII.   INFORMATION REQUEST / WHISTLEBLOWING SERVICE

       Any request of information pertaining to this Code may be addressed to the Internal Audit or Human Resources department.

       In general, the use of good judgment, based on high ethical principles, should guide employees with respect to acceptable conduct. If a situation arises where it is difficult to determine the proper course of action, or if a situation exists that an employee believes is detrimental to an employee or MAAX, the employee is required to promptly bring the complaint to management's attention by discussing the problem with the immediate supervisor. However, if a discussion with the employee's supervisor is not appropriate, an employee may request a meeting with his or her Human Resources representative for advice and consultation.

       Further, employees can report ethical or legal concerns anytime confidentially and anonymously by using the complaint notification hotline telephone number 1-866-616-MAAX (1-866-616-6229) or web reporting system at WWW.CLEARVIEWCONNECTS.COM. This system is independent from MAAX. This system addresses questionable accounting, audit matters and fraud issues directly to

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       the Audit Committee of MAAX Corporation. Other forms of ethical or legal issues are addressed to the senior management of MAAX Corporation, through a specific committee created for that purpose. All reports will receive an adequate and timely follow-up.

       NO RETALIATORY ACTION WILL BE TAKEN AGAINST AN EMPLOYEE WHO MAKES A REPORT IN GOOD FAITH OF VIOLATION OR SUSPECTED VIOLATION OF THIS CODE BY ANOTHER EMPLOYEE.

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VIII.  EMPLOYEE ATTESTATION AND COMMITTMENT

                         MAAX CODE OF ETHICAL PRACTICES

       I, the undersigned __________________________________, recognize having received, read and understood the MAAX Code of Ethical Practices (updated May 2,
2005), and state that I have no situation to disclose or that I have disclosed a situation that would contravene this Code*, and that I undertake to comply with the rules contained within as well as with any amendments made thereof.

Date:                                                 __________________________

Location:                                             __________________________

Title of Employee:                                    __________________________

Signature of Employee:                                __________________________

Signature of Supervisor:                              __________________________

Name of Supervisor:                                   __________________________

Title of Supervisor:                                  __________________________

NOTE: After having completed this form, submit it to the HR department or your supervisor so that it may be included in your personal file.

* Disclose any situation that would contravene this Code:_______________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                              HUMAN RESOURCES COPY

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VIII.  EMPLOYEE ATTESTATION AND COMMITTMENT

                         MAAX CODE OF ETHICAL PRACTICES

       I, the undersigned __________________________________, recognize having received, read and understood the MAAX Code of Ethical Practices (updated May 2,
2005), and state that I have no situation to disclose or that I have disclosed a situation that would contravene this Code*, and that I undertake to comply with the rules contained within as well as with any amendments made thereof.

Date:                                                 __________________________

Location:                                             __________________________

Title of Employee:                                    __________________________

Signature of Employee:                                __________________________

Signature of Supervisor:                              __________________________

Name of Supervisor:                                   __________________________

Title of Supervisor:                                  __________________________

NOTE: After having completed this form, submit it to the HR department or your supervisor so that it may be forwarded to Internal Audit.

* Disclose any situation that would contravene this Code:_______________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

                               INTERNAL AUDIT COPY

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